As filed with the Securities and Exchange Commission on October 1, 2025.

Registration No. 333-284180

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 12

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FUNCTIONAL BRANDS INC. (formerly HT Naturals Inc.)
(Exact name of registrant as specified in its charter)

Delaware	325411	85-4094332
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6400 SW Rosewood Street

Lake Oswego, Oregon 97035

(800) 245-8282

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric Gripentrog

Chief Executive Officer

6400 SW Rosewood Street

Lake Oswego, Oregon 97035

(800) 245-8282

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq. Barry P. Biggar, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700	Eric Gripentrog Tariq Rahim Functional Brands Inc. 6400 SW Rosewood Street Lake Oswego, Oregon 97035 (800) 245-8282

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Functional Brands Inc. is filing this Amendment No. 12 (this “Amendment ”) to the Registration Statement on Form S-1 (Registration No. 333-284180), originally filed on January 8, 2025, and as amended from time to time (the “Registration Statement”), as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

No additional securities are being registered under this Amendment . All applicable registration fees were previously paid.

Item 16. Exhibits

(a) Exhibits.

Exhibit No.	Description
3.1***	Articles of Incorporation
3.2***	Amended and Restated Articles of Incorporation
3.3***	Bylaws of Functional Brands Inc.
3.4***	Amendment Name Change
3.5***	Cert of Amendment Increase Authorized Shares
3.6***	Cert of Amendment Reverse Split and Increase of authorized
3.7***	Consent Resolution – Reverse Split
3.8***	Form (Revised) of Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Share
3.9***	Form (Revised) of Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Share
4.1***	Specimen Common Stock Certificate
4.2***	Form of Placement Agent’s Warrant
4.3***	Amendment to the Placement Agent’s Warrant
5.1*	Opinion (Revised) of Sichenzia Ross Ference Carmel LLP
10.1***	License Agreement, dated July 7, 2021, between Trailer Park Boys Incorporated and Hemptown Organics Corp.
10.2***	Amendment to the License Agreement, dated August 16, 2023, between Trailer Park Boys Incorporated and Hemptown Organics Corp.
10.3***	Agreement, dated January 20, 2023, between HS Wholesale and Hemptown Naturals, Inc.
10.4***	Asset Purchase Agreement dated June 28, 2019
10.5***	Amendment No. 1 to the Asset Purchase Agreement dated November 30, 2021
10.6***	Amendment No. 2 to the Asset Purchase Agreement dated May 16, 2022
10.7***	Trademark Assignment Agreement dated July 11, 2019
10.8***	Domain Names Transfer Agreement dated July 11, 2019
10.9***	Assignment of Intangible Assets dated July 11, 2019
10.10***	First Amended Forbearance Agreement dated December 27, 2022
10.11***	Employment Agreement, effective March 11, 2025, between, Functional Brands Inc. and Eric Gripentrog
10.12***	Employment Agreement, dated April 1, 2023, between HTO Holdings Inc., Functional Brands Inc. and Hemptown Organics Corp., and Tariq Rahim
10.13***	ISO Certification - Purity Labs
10.14***	Kirkman Certification validation from Purity
10.15***	Testing Standards - The Forum
10.16***	Schedule A to the Asset Purchase Agreement (Warranty Bill of Sale)
10.17***	iHerb Inc agreement - Kirkman
10.18***	Amendment to License Agreement with the Trailer Park Boys 9/25/2024
10.19***	Fourth Amended Forbearance
10.20***	Confession of Judgement
10.21***	Sixth Amended Forbearance
10.22***	Seventh Amended Forbearance
10.23***	Form of Securities Purchase Agreement
10.24***	Form of Lock up
10.25***	Marketing Services Agreement, dated July 23, 2025, between the Company and Outside The Box Capital Inc.
10.26***	Escrow Agreement, dated August 6, 2025
10.27***	Amendment to the Placement Agency Agreement
10.28***	Eighth Amended Forbearance
10.29***	Form of Amendment to Securities Purchase Agreement
10.30*	Ninth Amended Forbearance
23.1***	Consent of TAAD LLP
23.2*	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
99.1***	Audit Committee Charter
99.2***	Compensation Committee Charter
99.3***	Nominating and Corporate Governance Committee Charter
99.4***	Consent of Girard Smith as Director Nominee
99.5***	Consent of Steven Rossi as Director Nominee
99.6***	Consent of Lourdes Felix as Director Nominee
99.7***	Executive Compensation Clawback Policy
107***	Filing Fee Table

***	Previously filed.
**	To be filed by Amendment
*	Filed herewith

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on October 1, 2025.

Functional Brands Inc.

By:	/s/ Eric Gripentrog
Eric Gripentrog
Chief Executive Officer and Director

SIGNATURE	TITLE	DATE

/s/ Eric Gripentrog	Chief Executive Officer and Director	October 1, 2025
Eric Gripentrog	(Principal Executive Officer)

/s/ Tariq Rahim	Chief Financial Officer, and Director	October 1, 2025
Tariq Rahim	(Principal Financial & Accounting Officer)

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